Exhibit 99.2


                        MORTGAGE LOAN PURCHASE AGREEMENT


          This Mortgage Loan Purchase Agreement (this "Agreement") is dated and effective as of September 17, 2002 between KeyBank National Association ("KeyBank"), a national banking association, as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

          KeyBank desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

          SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among SBMS VII as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer"), ARCap Special Servicing, Inc. as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

          The Depositor will acquire certain of the Other Loans from Salomon Brothers Realty Corp. and Column Financial, Inc. (together, the "Other Loan Sellers").

          SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments, Inc. ("MII") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"; and, SSBI, CSFB, MII and Merrill Lynch collectively in such capacity, the "Underwriters"), pursuant to an underwriting agreement, dated as of September 17, 2002 (the "Underwriting Agreement"), between SBMS VII and the Underwriters; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI, pursuant to a certificate purchase agreement, dated as of September 17, 2002 (the "Certificate Purchase Agreement"), between SBMS VII and SSBI. The Registered Certificates are more fully described in the prospectus dated September 3, 2002 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated September 17, 2002 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the offering memorandum dated September 17, 2002 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

          KeyBank will indemnify SBMS VII, SSBI, MII, CSFB, Merrill Lynch and certain related parties with respect to the disclosure regarding the Mortgage Loans and KeyBank contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of September 17, 2002 (the "Indemnification Agreement"), among KeyBank, SBMS VII, SSBI, MII, CSFB and Merrill Lynch.

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

          SECTION 1. Agreement to Purchase.

          The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans . The purchase and sale of the Mortgage Loans shall take place on September 26, 2002, or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in September 2002 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $234,317,846, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be as set forth in the purchase price confirmation between the Seller and the Purchaser, and will include accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including September 1, 2002 to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto). It is acknowledged and agreed by both parties hereto that at the time of transfer hereunder the Mortgage Loans will be subject to certain servicing rights separately sold by the Seller to the Master Servicer and/or parties that will act as Sub-Servicers under the Pooling and Servicing Agreement on behalf of the Master Servicer.

          SECTION 2. Conveyance of the Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of



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

the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) No later than the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan (as such Mortgage File and Additional Collateral exist or, in the case of such Mortgage File, should exist in accordance with the definition thereof in the Pooling and Servicing Agreement, as of the Closing Date). In addition, with respect to each Mortgage Loan as to which any such Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to, and vest in, the Trustee the Seller's rights as the beneficiary thereof and drawing party thereunder. Unless the Purchaser provides the Seller with written instructions to the contrary prior to the Closing Date, the designated recipient of the items described in the second preceding sentence shall be the Custodian, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence shall be the Trustee.

          If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

          In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, within 10 days following (or, in the case of the reserve funds and escrow payments referred to in clause (ii) of this sentence, no later than) the Closing Date, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, each of the following items that are in the possession or under the control of the Seller and that relate to the Mortgage Loans (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all property-specific financial statements, appraisals, environmental/engineering reports, transaction screens, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, property management agreements, tenant estoppels, subordination and non-disturbance agreements, and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Mortgage Loan and specifies to the Seller in writing and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans (provided that the Seller shall not be required to deliver any attorney-client privileged communication or any documents or materials prepared by the Seller or its affiliates solely for internal uses); (ii) all unapplied reserve funds and escrow payments; and
(iii) a limited power of attorney from the Seller enabling the Purchaser or its designee to effect the recordation of documents contemplated by Section 2(d). Unless the Purchaser provides the Seller with written instructions to the contrary prior to the Closing Date, the designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the applicable Master Servicer.

          Notwithstanding the foregoing, if the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

          In connection with the foregoing paragraphs of this Section 2(c), the Seller is a designated recipient, or shall otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement.

     (d) The Seller shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; provided that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence.

     (e) Under generally accepted accounting principles ("GAAP"), the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records (including, without limitation, financial and accounting records) to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     (h) The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such data is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

          SECTION 3. Examination of Mortgage Loan Files and Due Diligence
          Review.

          The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or prior to the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

          SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2.

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of SBMS VII only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than SBMS VII, SSBI, MII, CSFB and Merrill Lynch) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) It is understood and agreed that the representations and warranties set forth in and/or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

          SECTION 5. Notice of Breach; Cure and Repurchase.

     (a) The Purchaser or its designee shall provide the Seller with written notice of any Material Breach or Material Document Defect with respect to any Mortgage Loan. Within 90 days of the earlier of discovery or receipt (including, without limitation, from any party to the Pooling and Servicing Agreement) of written notice by the Seller that there has been a Material Breach or Material Document Defect with respect to any Mortgage Loan (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is or, as of the Closing Date, was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), and provided that the Seller received prompt written notice thereof, within 90 days after any earlier discovery by any party to the Pooling and Servicing Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "Initial Resolution Period"), the Seller shall, subject to Section 5(b) and Section 5(c) below, (i) correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan affected by such Material Breach or Material Document Defect, as the case may be (such Mortgage Loan, a "Defective Mortgage Loan"), at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that, if the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof stating
(i) that such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan is or, as of the Closing Date, was a Qualified Mortgage, (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the cure thereof and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days following the end of the Initial Resolution Period (such additional 90-day period, the "Resolution Extension Period") to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and, provided, further, that the delivery of the foregoing certification in connection with, and/or any attempt by the Seller to cure, any alleged Breach or Document Defect shall not be deemed an admission on the part of the Seller that such alleged Breach or Document Defect is, in fact, a Breach or Document Defect, as the case may be, or more particularly, that it is a Material Breach or Material Document Defect, as the case may be. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to any Mortgage Loan, it will notify the Purchaser.

          The Seller acknowledges the rights of the applicable Master Servicer and Special Servicer under Section 2.03 of the Pooling and Servicing Agreement to enforce the repurchase obligations of the Seller under this Section 5(a), on behalf of the Trustee for the benefit of the Certificateholders.

          If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and shall forward such amended schedule to the Purchaser.

          The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim of the Trust against the Seller for repurchase of the subject Mortgage Loan or REO Property. The remedies provided for in this Section 5(a) with respect to any Material Breach or Material Document Defect as to any Mortgage Loan shall also apply to any related REO Property. If (i) the Seller disputes its obligation to cure any alleged Breach or Document Defect or to repurchase the related Mortgage Loan, (ii) the related Mortgage Loan or any related REO Property is liquidated prior to the resolution of that dispute and (iii) a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and/or other amounts received upon such liquidation (such payment to be deemed as payment of the remaining unpaid portion of the applicable Purchase Price in connection with a repurchase).

     (b) If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group (as defined in Section 18) are to be repurchased by the Seller as contemplated by Section 5(a), then, prior to the subject repurchase, the Purchaser or its designee shall use its reasonable efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto (as to each such group, the "Primary Real Property Collateral"); provided that no such termination shall be effected unless the Mortgage Loans from such Cross-Collateralized Group that are to remain with the Purchaser have a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.25x; and provided, further, that, if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then no such termination shall be affected unless and until the Trustee and the Master Servicer shall have received from the Seller (i) an Opinion of Counsel from independent counsel addressed to the Trustee, the Master Servicer and the Rating Agencies to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser, its servicing agents and the Rating Agencies pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased.

          If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the provisos to the first sentence of the prior paragraph), and if the Seller has not elected to purchase the entire affected Cross-Collateralized Group, then, for purposes of this Section 5, including for purposes of (i) determining whether the particular Breach or Document Defect that gave rise to the repurchase obligation for such Cross-Collateralized Group is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     (c) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

     (d) It is understood and agreed that the obligations of the Seller set forth in this Section 5 to cure a Material Breach or a Material Document Defect, or to repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan; provided that there is no limitation on the part of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders, or any person or entity acting on its or their behalf, with regard to enforcing such repurchase obligations or suing for damages in the event of a breach of such repurchase obligations.

          SECTION 6. Closing.

     (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

     (b) The Closing shall be subject to each of the following conditions:

               (i) all of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or, in the case of any of the representations and warranties made pursuant to Section 4(b), such other date as specified in Exhibit C;

               (ii) all documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations



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

     of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

               (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

               (iv) all other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

               (v) the Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

               (vi) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     (c) Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

          SECTION 7. Closing Documents.

          The Closing Documents shall consist of the following:

     (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser, SSBI, MII, CSFB and Merrill Lynch.

     (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

     (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which SBMS VII, SSBI, MII, CSFB, Merrill Lynch and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause (g) below;

     (e) a certificate of good standing with respect to the Seller issued by the Comptroller of the Currency or the Office of Thrift Supervision of the U.S. Department of the Treasury dated not earlier than 30 days prior to the Closing Date;



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

     (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

     (g) resolutions of the Seller authorizing the specific transactions or transactions of the type contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

     (h) a written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by either Rating Agency), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

     (i) a written opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by either Rating Agency), dated the Closing Date and addressed to SBMS VII, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

     (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

     (k) a written letter of from each of Polsinelli Shalton & Welte, P.C. and Cadwalader, Wickersham & Taft, as special counsel to the Seller, substantially in the respective forms of Exhibit D-3C and Exhibit D-3D hereto, relating to the disclosure in the Prospectus regarding certain of the Mortgage Loans and KeyBank, dated the Closing Date and addressed to SSBI, MII, CSFB and Merrill Lynch;

     (l) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SBMS VII, SSBI, MII, CSFB and Merrill Lynch, relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

     (m) such further certificates, opinions and documents as the Purchaser may reasonably request prior to the Closing Date or any Rating Agency may require and in a form reasonably acceptable to the Purchaser.

          SECTION 8. Costs.

          Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated March 28, 2002 (the "Term Sheet"), between SSBI and KeyBank.

          SECTION 9. Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Vleck, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 911 Main Street, Suite 1500, Kansas City, Missouri 64105, attention: E.J. Burke, facsimile no.: 816-460-2102 (with a copy to 127 Public Square, Cleveland, Ohio 44114, attention Robert C. Bowes, facsimile no.: 216-689-5681), or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

          SECTION 10. Characterization.

          The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement. In connection with the foregoing, the Seller authorizes the Purchaser to execute and file such UCC financing statements as the Purchaser may deem necessary or appropriate to accomplish the foregoing.

          SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

          SECTION 12. Severability of Provisions.

          Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 13. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION.

          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE PURCHASER EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          SECTION 15. Further Assurances.

          The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

          SECTION 16. Successors and Assigns.

          The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including, without limitation, when acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

          SECTION 17. Amendments.

          (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

          (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller, and the Purchaser shall not agree to any such amendment that has any such effect.

          SECTION 18. Cross-Collateralized Mortgage Loans.

          Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

          SECTION 19. Entire Agreement.

          Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                              KEYBANK NATIONAL ASSOCIATION



                              By:
                                 -------------------------------------------
                              Name:
                              Title:


                              SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.



                              By:
                                 -------------------------------------------
                              Name:
                              Title:

                                                             EXHIBIT A

                                                       MORTGAGE LOAN SCHEDULE


Control
Number    Loan / Property Name                  Loan Number        Loan Seller    Property Address

103       Jefferson Mall                        10016984              Key         4801 Outer Loop
104       Regency Mall                          10016989              Key         5538 Durand Avenue
------------------------------------------------------------------------------------------------------------------------
110       Columbia Portfolio                    10016748              Key
110a      Columbia Park Mobile Home Park        10016748a                         7100 Columbia Road
110b      Columbia Shopping Center              10016748b                         7062-7100 Columbia Road
110c      Brook Park Mobile Home Park           10016748c                         11800 Brook Park Road
------------------------------------------------------------------------------------------------------------------------
118       Shurgard Portfolio                    10016548              Key
118a      Shurgard of Westpark Self Storage     10016548a                         17052 Jamboree Road
118b      Shurgard of Cabot Road Self Storage   10016548b                         27201 Cabot Road
118c      Shurgard of Costa Mesa Self Storage   10016548c                         1604 Newport Boulevard
------------------------------------------------------------------------------------------------------------------------
119       Cathedral City Marketplace            10015249              Key         34051-34491 Date Palm Drive
125       460 West 34th Street                  10015881              Key         460 West 34th Street
129       Coral Creek Shops                     10017019              Key         6500-6588 North State Road 7
131       The Seville Apartments                10016543              Key         4501 Alhambra Drive
132       The Commons at Sauk Trail Shopping
          Center                                10013117              Key         1335 East Michigan Avenue
138       Hammonton Square                      10015165              Key         71 South White Horse Pike
139       Big Creek Apartments Phases I & II    4161505               Key         11385 Cheyenne Trail
142       Safeway at Ocotillo Retail Shops      10016939              Key         4960 & 4980 South Alma School Road
145       Annex Apartments-Grigsby
          Apartments-Gaston Apartments          10016485              Key         1001 & 1002 Annex Avenue
151       Pheasant Run Apartments               10016993              Key         2002 East 73rd Street
158       Otay Mesa Self Storage                10016528              Key         6630 Camino Maquiladora
159       Villa Primavera Apartments            10016583              Key         2005-2025 F Avenue
160       Waterford Place Apartments            10016454              Key         300 Towne Drive
162       Ashley Park Plaza                     10016021              Key         4035 & 4075 Durango Drive
165       Walgreens                             10016173              Key         3376 Virginia Beach Boulevard
166       Amber Glen Apartments                 10016152              Key         8530 5th Avenue West


                                                                        Property
Control                                                 Property        Size Unit
Number    City                  State    Zip Code         Size            Type

103       Louisville              KY      22003          269,317          SF
104       Racine                  WI      53408          268,675          SF
-------------------------------------------------------------------------------------
110
110a      Olmsted Township        OH      44138            1,098         Pads
110b      Olmsted Township        OH      44108           28,634          SF
110c      Cleveland               OH      44130              112         Pads
-------------------------------------------------------------------------------------
118                                                       14,203
118a      Irvine                  CA      92614          109,749          SF
118b      Laguna Niguel           CA      92677           64,237          SF
118c      Costa Mesa              CA      92637           40,217          SF
-------------------------------------------------------------------------------------
119       Cathedral City          CA      92234          188,718          SF
125       New York                NY      10001          523,250          SF
129       Coconut Creek           FL      33073          105,812          SF
131       Davis                   CA      95616               84         Units
132
          Saline                  MI      48176           96,726          SF
138       Hammonton               NJ      08037           76,366          SF
139       Parma Heights           OH      44130              160         Units
142       Chandler                AZ      85248           40,764          SF
145
          Dallas                  TX      75204              106         Units
151       Tulsa                   OK      74136              220         Units
158       San Diego               CA      92154           87,540           SF
159       National City           CA      91950               96         Units
160       Elizabethtown           KY      42701               88         Units
162       Las Vegas               NV      89117           26,712           SF
165       Virginia Beach          VA      23452           12,825           SF
166       Everett                 WA      98204               72         Units

                                                       MORTGAGE LOAN SCHEDULE

                                                           Cross Collater-
                                               Cross        alized Mortgage
                                             Collater-        Loan Group
                                              alized        Aggregate Cut-                         Original
Control                                     (Mortgage     Off Data Principal      Ownership       Principal      Mortgage
Number   Loan / Property Name                Loan Group)       Balance             Interest        Balance         Rate

103      Jefferson Mall                          No               45,278,606      Fee Simple     45,400,000       6.5100%
104      Regency Mall                            No               35,504,810      Fee Simple     35,600,000       6.5100%
-----------------------------------------------------------------------------------------------------------------------------
110      Columbia Portfolio                      No               32,975,721                     33,000,000       6.4400%
110a     Columbia Park Mobile Home Park                                           Fee Simple
110b     Columbia Shopping Center                                                 Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
110c     Brook Park Mobile Home Park                                              Fee Simple
118      Shurgard Portfolio                      No               14,711,708                     14,760,000       7.1000%
118a     Shurgard of Westpark Self Storage                                        Fee Simple
118b     Shurgard of Cabot Road Self Storage                                      Fee Simple
118c     Shurgard of Costa Mesa Self Storage                                      Fee Simple
-----------------------------------------------------------------------------------------------------------------------------
119      Cathedral City Marketplace              No               14,404,267      Fee Simple     14,475,000       7.7600%
125      460 West 34th Street                    No               12,449,923      Fee Simple     12,500,000       7.4600%
129      Coral Creek Shops                       No               10,258,245      Fee Simple     10,272,000       6.7800%
131      The Seville Apartments                  No                9,700,000      Fee Simple      9,700,000       7.2500%
132      The Commons at Sauk Trail Shopping
         Center                                  No                9,031,499      Fee Simple      9,040,000       7.8800%
138      Hammonton Square                        No                6,986,778      Fee Simple      7,000,000       7.3700%
139      Big Creek Apartments Phases I & II      No                6,756,086      Fee Simple      7,100,000       6.8800%
142      Safeway at Ocotillo Retail Shops        No                5,913,960      Fee Simple      5,925,000       7.4200%
145      Annex Apartments-Grigsby
         Apartment-Gaston Apartments                               5,139,627      Fee Simple      5,150,000       7.1300%
151      Pheasant Run Apartments                 No                4,649,892      Fee Simple      4,656,000       6.8500%
158      Otay Mesa Self Storage                  No                4,187,198      Fee Simple      4,200,000       7.4600%
159      Villa Primavera Apartments              No                4,086,689      Fee Simple      4,100,000       7.1400%
160      Waterford Place Apartments              No                3,787,409      Fee Simple      3,808,000       7.2400%
162      Ashley Park Plaza                       No                3,585,988      Fee Simple      3,600,000       7.6000%
165      Walgreens                               No                2,914,591      Fee Simple      2,920,000       7.5400%
166      Amber Glen Apartments                   No                1,994,848      Fee Simple      2,000,000       7.2000%



                                                                                                              Antici-
                                                                                                               pated       Sched-
                                                Adminis-               Interest                                Repay-       uled
Control                                         trative      Rate      Accrual                                  nent       Matruity
Number   Loan / Property Name                   Fee Rate     Type      Methos       Loan Type     Note Date     Date        Date

103      Jefferson Mall                          0.06.25%    Fixed      30/360       Balloon      06/20/02       NAP      07/11/12
104      Regency Mall                            0.06.25%    Fixed      30/360       Balloon      06/20/02       NAP      07/11/12
------------------------------------------------------------------------------------------------------------------------------------
110      Columbia Portfolio                      0.06.25%    Fixed     Actual/360    Balloon      07/19/02       NAP      08/01/07
110a     Columbia Park Mobile Home Park
110b     Columbia Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
110c     Brook Park Mobile Home Park
118      Shurgard Portfolio                      0.06.25%    Fixed     Actual/360    Balloon      05/28/02       NAP       06/01/12
118a     Shurgard of Westpark Self Storage
118b     Shurgard of Cabot Road Self Storage
118c     Shurgard of Costa Mesa Self Storage
------------------------------------------------------------------------------------------------------------------------------------
119      Cathedral City Marketplace              0.06.25%    Fixed     Actual/360    Balloon      03/27/02       NAP       04/01/09
125      460 West 34th Street                    0.06.25%    Fixed     Actual/360    Balloon      04/18/02       NAP       05/01/12
129      Coral Creek Shops                       0.06.25%    Fixed     Actual/360      ARD        06/04/02    07/01/12     07/01/32
131      The Seville Apartments                  0.06.25%    Fixed     Actual/360    Partial IO/  04/01/02       NAP       04/01/12
132      The Commons at Sauk Trail Shopping                                          Balloon
         Center                                  0.06.25%    Fixed     Actual/360    Balloon      06/26/02       NAP       07/01/12
138      Hammonton Square                        0.06.25%    Fixed     Actual/360    Balloon      05/06/02       NAP       06/01/12
139      Big Creek Apartments Phases I & II      0.06.25%    Fixed       30/360      Balloon      06/02/98       NAP       07/01/08
142      Safeway at Ocotillo Retail Shops        0.06.25%    Fixed     Actual/360    Balloon      05/10/02       NAP       06/01/12
145      Annex Apartments-Grigsby
         ApartmentNoGaston Apartments            0.06.25%    Fixed     Actual/360    Balloon      05/31/02       NAP       06/01/12
151      Pheasant Run Apartments                 0.06.25%    Fixed     Actual/360    Balloon      06/07/02       NAP       07/01/12
158      Otay Mesa Self Storage                  0.06.25%    Fixed     Actual/360    Balloon      05/14/02       NAP       06/01/12
159      Villa Primavera Apartments              0.06.25%    Fixed     Actual/360    Balloon      05/13/02       NAP       06/01/12
160      Waterford Place Apartments              0.06.25%    Fixed     Actual/360    Balloon      03/21/02       NAP       04/01/12
162      Ashley Park Plaza                       0.06.25%    Fixed     Actual/360       ARD       04/18/02    05/01/12     05/01/27
165      Walgreens                               0.11.25%    Fixed     Actual/360       ARD       06/07/02    07/01/12     07/01/27
166      Amber Glen Apartments                   0.06.25%    Fixed     Actual/360    Balloon      04/25/02       NAP       05/01/12


                                                       MORTGAGE LOAN SCHEDULE


                                                                                                                      Stated
                                                                                                                     Original
                                                       Monthly Debt                Interest    Original Term       Amortization
Control                                                  Service         Grace       Only       to Maturity/           Term
Number    Loan / Property Name                           Payment        Period      Period      ARD (months)         (months)

103       Jefferson Mall                                306,827.80            0      NAP                 120             300
104       Regency Mall                                  240,596.25            0      NAP                 120             300
-------------------------------------------------------------------------------------------------------------------------------
110       Columbia Portfolio                            207,282.01            5      NAP                  60             360
110a      Columbia Park Mobile Home Park
110b      Columbia Shopping Center
110c      Brook Park Mobile Home Park
-------------------------------------------------------------------------------------------------------------------------------
118       Shurgard Portfolio                            105,264.08            5      NAP                 120             300
118a      Shurgard of Westpark Self Storage
118b      Shurgard of Cabot Road Self Storage
118c      Shurgard of Costa Mesa Self Storage
-------------------------------------------------------------------------------------------------------------------------------
119       Cathedral City Marketplace                    109,428.89            5      NAP                  84             300
125       460 West 34th Street                           92,048.91            5      NAP                 120             300
129       Coral Creek Shops                              66,828.97            5      NAP                 120             360
131       The Seville Apartments                         66,171.10            5       6                  120             360
132       The Commons at Sauk Trail Shopping Center      65,577.65            5      NAP                 120             360
138       Hammonton Square                               48,323.41            5      NAP                 120             360
139       Big Creek Apartments Phases I & II             46,665.67           10      NAP                 120             360
142       Safeway at Ocotillo Retail Shops               41,104.37            5      NAP                 120             360
145       Annex Apartments-Grigsby
          Apartments-Gaston Apartments                   34,713.89            5      NAP                 120             360
151       Pheasant Run Apartments                        30,508.87            5      NAP                 120             360
158       Otay Mesa Self Storage                         30,928.43            5      NAP                 120             300
159       Villa Primavera Apartments                     29,345.14            5      NAP                 120             300
160       Waterford Place Apartments                     27,499.96            5      NAP                 120             300
162       Ashley Park Plaza                              26,838.29            5      NAP                 120             300
165       Walgreens                                      21,654.57            5      NAP                 120             300
166       Amber Glen Apartments                          13,575.76            5      NAP                 120             360


                                                                           Stated
                                                          Remaing         Remaining
                                                          Term to        Amortization         Cut-off Date
Control                                                Maturity/(ARD         Term                Principal       Loan Balance at
Number    Loan / Property Name                           (months)          (months)              Balance           Maturity/ARD

103       Jefferson Mall                                     118                298           45,278,606.01       35,200,512.50
104       Regency Mall                                       118                298           35,504,810.00       27,602,163.73
-------------------------------------------------------------------------------------------------------------------------------
110       Columbia Portfolio                                  59                359           32,975,721.32       31,046,845.46
110a      Columbia Park Mobile Home Park
110b      Columbia Shopping Center
110c      Brook Park Mobile Home Park
-------------------------------------------------------------------------------------------------------------------------------
118       Shurgard Portfolio                                  117               297           14,711,707.94       11,846,122.16
118a      Shurgard of Westpark Self Storage
118b      Shurgard of Cabot Road Self Storage
118c      Shurgard of Costa Mesa Self Storage
-------------------------------------------------------------------------------------------------------------------------------
119       Cathedral City Marketplace                           79               295           14,404,266.65       12,863,549.21
125       460 West 34th Street                                116               296           12,449,922.77       10,145,066.18
129       Coral Creek Shops                                   118               358           10,258,244.74        8,908,319.54
131       The Seville Apartments                              115               360            9,700,000.00        8,597,656.49
132       The Commons at Sauk Trail Shopping Center           118               358            9,031,498.80        8,064,529.25
138       Hammonton Square                                    117               357            6,986,778.25        6,165,112.71
139       Big Creek Apartments Phases I & II                   70               310            6,756,085.65        6,075,370.26
142       Safeway at Ocotillo Retail Shops                    117               357            5,913,960.03        5,224,975.54
145       Annex Apartments-Grigsby
          Apartments-Gaston Apartments                        117               357            5,139,627.38        4,507,704.33
151       Pheasant Run Apartments                             118               358            4,649,892.17        4,045,549.44
158       Otay Mesa Self Storage                              117               297            4,187,197.91        3,408,108.55
159       Villa Primavera Apartments                          117               297            4,086,689.42        3,294,662.90
160       Waterford Place Apartments                          115               295            3,787,409.37        3,069,551.05
162       Ashley Park Plaza                                   116               296            3,585,988.27        2,934,069.49
165       Walgreens                                           118               298            2,914,591.18        2,375,502.03
166       Amber Glen Apartments                               116               356            1,994,848.30        1,754,030.17


                                                       MORTGAGE LOAN SCHEDULE

Control    Loan / Property Name                   Defease-     Defease-      Yield         Yield        Prepayment      Prepayment
Number                                           ance Start    ance End    Maintenance    Maintenace      Penalty        Penalty
                                                    Date         Date        Period       Period End    Start Date       Emd Date
                                                                           Start Date       Date           Method



103        Jefferson Mall                        07/11/05      01/10/12        NAP           NAP             NAP            NAP
104        Regency Mall                          07/11/05      01/10/12        NAP           NAP             NAP            NAP
-----------------------------------------------------------------------------------------------------------------------------------
110        Columbia Portfolio                    10/01/04      05/30/07        NAP           NAP             NAP            NAP


110a       Columbia Park Mobile Home Park
110b       Columbia Shopping Center
110c       Brook Park Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
118        Shurgard Portfolio                     10/01/04     03/31/12        NAP           NAP             NAP            NAP
118a       Shurgard of Westpark Self Storage
118b       Shurgard of Cabot Road Self Storage
118c       Shurgard of Costa Mesa Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
119        Cathedral City Marketplace             10/01/04     01/31/09        NAP           NAP             NAP            NAP
125        460 West 34th Street                   10/01/04     02/29/12        NAP           NAP             NAP            NAP
129        Coral Creek Shops                      10/01/04     03/31/12        NAP           NAP             NAP            NAP
131        The Seville Apartments                 10/01/04     01/31/12        NAP           NAP             NAP            NAP

132        The Commons at Sauk Trail Shopping     10/01/04     04/30/12        NAP           NAP             NAP            NAP
           Center
138        Hammonton Square                       10/01/04     03/31/02        NAP           NAP             NAP            NAP
139        Big Creek Apartments Phases I & II     NAP          NAP             06/01/03      12/31/07        NAP            NAP

142        Safeway at Ocotillo Retail Shops       10/01/04     03/31/12        NAP           NAP             NAP            NAP
145        Annex Apartments-Grigsby               10/01/04     03/31/12        NAP           NAP             NAP            NAP
           Apartments-Gaston Apartments
151        Pheasant Run Apartments                10/01/04     04/30/12        NAP           NAP             NAP            NAP
158        Otay Mesa Self Storage                 NAP          NAP             05/14/02      01/31/02        NAP            NAP


159        Villa Primavera Apartments             10/01/04     03/31/12        NAP           NAP             NAP            NAP
160        Waterford Place Apartments             10/01/04     01/31/12        NAP           NAP             NAP            NAP
162        Ashley Park Plaza                      10/01/04     01/31/12        NAP           NAP             NAP            NAP
165        Walgreens                              10/01/04     03/31/12        NAP           NAP             NAP            NAP
166        Amber Glen Apartments                  10/01/04     02/29/12        NAP           NAP             NAP            NAP


Control    Loan / Property Name                      Yield           Yield            Yield                Yield
Number                                             Maintnance      Maintenance      Maintenance         Maintenance
                                                   Calculation      Interest       Interest Rate       Interest Rate
                                                                     Rate           Converted to        Reference Date
                                                                                      Monthly
                                                                                   Mortgage Rate

103        Jefferson Mall                             NAP             NAP              NAP                  NAP
104        Regency Mall                               NAP             NAP              NAP                  NAP
-----------------------------------------------------------------------------------------------------------------------
110        Columbia Portfolio                         NAP             NAP              NAP                  NAP


110a       Columbia Park Mobile Home Park
110b       Columbia Shopping Center
110c       Brook Park Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------
118        Shurgard Portfolio                         NAP             NAP              NAP                  NAP
118a       Shurgard of Westpark Self Storage
118b       Shurgard of Cabot Road Self Storage
118c       Shurgard of Costa Mesa Self Storage
-----------------------------------------------------------------------------------------------------------------------
119        Cathedral City Marketplace                 NAP             NAP              NAP                  NAP
125        460 West 34th Street                       NAP             NAP              NAP                  NAP
129        Coral Creek Shops                          NAP             NAP              NAP                  NAP
131        The Seville Apartments                     NAP             NAP              NAP                  NAP

132        The Commons at Sauk Trail Shopping         NAP             NAP              NAP                  NAP
           Center
138        Hammonton Square                           NAP             NAP              NAP                  NAP
139        Big Creek Apartments Phases I & II         Present         T-Flat           Yes                  Maturity
                                                      Value
142        Safeway at Ocotillo Retail Shops
145        Annex Apartments-Grigsby
           Apartments-Gaston Apartments               NAP             NAP              NAP                  NAP
151        Pheasant Run Apartments                    NAP             NAP              NAP                  NAP
158        Otay Mesa Self Storage                     Present         T-Flat           Yes                  Maturity
                                                      Value

159        Villa Primavera Apartments                 NAP             NAP              NAP                  NAP
160        Waterford Place Apartments                 NAP             NAP              NAP                  NAP
162        Ashley Park Plaza                          NAP             NAP              NAP                  NAP
165        Walgreens                                  NAP             NAP              NAP                  NAP
166        Amber Glen Apartments                      NAP             NAP              NAP                  NAP

                                                       MORTGAGE LOAN SCHEDULE


Control   Loan / Property Name                      Originator             Holdback           Holdback         Holdback is
Number                                                                     Original           Current          a Letter of
                                                                           Balance            Balance            Credit
                                                                                           as of 6/1/02

103       Jefferson Mall                           KeyBank, N.A.              NAP              NAP               NAP
104       Regency Mall                             KeyBank, N.A.              NAP              NAP               NAP
-------------------------------------------------------------------------------------------------------------------------------
110       Columbia Portfolio                       KeyBank, N.A.           6,000,000        6,000,000            No



110a      Columbia Park Mobile Home Park           KeyBank, N.A.              NAP              NAP               NAP
110b      Columbia Shopping Center                 KeyBank, N.A.              NAP              NAP               NAP
110c      Brook Park Mobile Home Park              KeyBank, N.A.              NAP              NAP               NAP
-------------------------------------------------------------------------------------------------------------------------------
118       Shurgard Portfolio                       KeyBank, N.A.              NAP              NAP               NAP
118a      Shurgard of Westpark Self Storage        KeyBank, N.A.              NAP              NAP               NAP
118b      Shurgard of Cabot Road Self Storage      KeyBank, N.A.              NAP              NAP               NAP
118c      Shurgard of Costa Mesa Self Storage      KeyBank, N.A.              NAP              NAP               NAP
-------------------------------------------------------------------------------------------------------------------------------
119       Cathedral City Marketplace               KeyBank, N.A.              NAP              NAP               NAP
125       460 West 34th Street                     KeyBank, N.A.              NAP              NAP               NAP
129       Coral Creek Shops                        KeyBank, N.A.              NAP              NAP               NAP

131       The Seville Apartments                   KeyBank, N.A.              NAP              NAP               NAP
132       The Commons at Sauk Trail Shopping       KeyBank, N.A.              NAP              NAP               NAP
          Center
138       Hammonton Square                         KeyBank, N.A.            442,000          442,000             Yes
139       Big Creek Apartments Phases I & II       KeyBank, N.A.              NAP              NAP               NAP

142       Safeway at Ocotillo Retail Shops         KeyBank, N.A.              NAP              NAP               NAP
145       Annex Apartments-Grigsby                 KeyBank, N.A.            325,000          325,093             No
          Apartments-Gastn Apartments
151       Pheasant Run Apartments                  KeyBank, N.A.              NAP              NAP               NAP
158       Otay Mesa Self Storage                   KeyBank, N.A.            300,000          300,180             No
159       Villa Primavera Apartments               KeyBank, N.A.              NAP              NAP               NAP

160       Waterford Place Apartments               KeyBank, N.A.              NAP              NAP               NAP
162       Ashley Park Plaza                        KeyBank, N.A.              NAP              NAP               NAP
165       Walgreens                                KeyBank, N.A.              NAP              NAP               NAP
166       Amber Glen Apartments                    KeyBank, N.A.              NAP              NAP               NAP


Control              Holdback Description
Number



103            NAP
104            NAP
--------------------------------------------------------------------------------------------
110            To be released upon achieving specified operating income and dismissal, final settlement or final order with respect to pending
               litigation.If not satisfied within 18 months, the reserve will be applied against the outstanding principal balance of the loan.
110a           NAP
110b           NAP
110c           NAP
--------------------------------------------------------------------------------------------
118            NAP
118a           NAP
118b           NAP
118c           NAP
--------------------------------------------------------------------------------------------
119            NAP
125            NAP
129            NAP

131            NAP
132            NAP

138            Letter of Credit; Cost to relocate other tenants if Super Fresh expands.
139            NAP

142            NAP
145            Occupancy & EGI driven holdback.

151             NAP
158             Performance holdback.
159             NAP

160             NAP
162             NAP
165             NAP
166             NAP


                                  EXHIBIT B-1

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                          WITH RESPECT TO THE SELLER


          The Seller hereby represents and warrants that, as of the Closing
Date:

          (a) The Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          (c) The Seller has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

          (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.



                                    B-1-1

          (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

          (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

          (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

          (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

          (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (o) In connection with its transfer of the Mortgage Loans to the Purchaser as provided herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration for the Mortgage Loans.

          (p) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.



                                    B-1-2

                                  EXHIBIT B-2

                   Representations, Warranties and Covenants
                         with respect to the Purchaser

          The Purchaser hereby represents and warrants, as of the Closing Date, that:

          (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

          (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

          (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.



                                    B-2-1

                                   EXHIBIT C

       Representations and Warranties with Respect to the Mortgage Loans


          For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller (and, as to any Mortgage Loan, with respect to the period subsequent to origination, any servicer acting on behalf of the Seller with respect to that Mortgage
Loan) regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein); provided that the Seller shall be deemed to have knowledge of the information contained in those loan documents relating to each of the Mortgage Loans that are required to be delivered by the Seller to the Purchaser or the Purchaser's designee as part of the related Mortgage File or otherwise pursuant to Section 2(c) of this Agreement (collectively as to the subject Mortgage Loan, the "Mortgage Loan Documents"). For purposes of this Exhibit C, the "Value" of a Mortgaged Property shall mean the value of such Mortgaged Property as determined by the appraisal (and subject to the assumptions set forth in the appraisal) performed in connection with the origination of the related Mortgage Loan.

          The Seller hereby represents and warrants with respect to the respective Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

          1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (consistent with the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in September 2002.

          2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights identified on Schedule C-2). The Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights identified on Schedule C-2); provided that recording and/or filing of various transfer documents are to be completed after the Closing Date as contemplated hereby and by the Pooling and Servicing Agreement. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

          3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in September 2002 (without giving effect to any applicable grace period), nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in September 2002 (without giving effect to any applicable grace period), nor was any such payment 60 days or more delinquent since origination (without giving effect to any applicable grace period).

          4. Lien; Valid Assignment. The Mortgage securing and delivered in connection with each Mortgage Loan constitutes a legal, valid and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, prior to all other liens and encumbrances, and such Mortgaged Property is free and clear of all liens and encumbrances that have priority over and/or are pari passu with the lien of such Mortgage, in any event subject, however, to the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment binding upon the title insurer), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use or operation of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment binding upon the title insurer), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; (e) the rights of tenants (as tenants only) under leases (including the right to sublet) pertaining to the related Mortgaged Property, which rights do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan; (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgaged Property consists of one or more units in a condominium, the related condominium declaration, the terms of which condominium declaration do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

          5. Assignment of Leases and Rents. There exists, as part of the related Mortgage File, an Assignment of Leases (either as a separate instrument or as part of the Mortgage) that relates to and was delivered in connection with each Mortgage Loan and that establishes and creates in favor of holder a valid, subsisting and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except for Permitted Encumbrances and except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property so long as no event of default has occurred under such Mortgage Loan; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or provides for rents to be paid directly to the related mortgagee, if there is an event of default. No person other than the related Borrower owns any interest in any payments due under the related leases on which the Borrower is the landlord, covered by the related Assignment of Leases.

          6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part.

          7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared by an independent engineering consultant in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair and free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of the date of origination of the Mortgage Loan, there was no proceeding pending (or, to the Seller's knowledge, threatened by the appropriate governmental authority with the power of eminent domain) for the condemnation of all or any material part of the related Mortgaged Property. The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the

Mortgaged Property securing any Mortgage Loan. As of the date of origination of each Mortgage Loan and, to the Seller's knowledge, as of the Closing Date
(a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, and none of the material improvements on the related Mortgaged Property encroached over any easements, except, in each case, for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the Value or current use of such Mortgaged Property and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the Value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

          8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for whether, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) that, (a) the related Mortgaged Property has access to a public road, and (b) the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

          9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts documented as part of the Mortgage Loan Documents and the rights to which are transferred to the Trustee, pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

          10. Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located). Except as otherwise identified on Schedule C-10, none of the Mortgage Loan Documents contain any provision that expressly excuses the related Borrower from obtaining and maintaining insurance coverage for acts of terrorism (provided that such insurance coverage is generally available at commercially reasonable rates and, in circumstances where such insurance is not expressly required, that any request on the part of the lender that the related Borrower maintain such insurance coverage is reasonable).

          11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with such Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, SBMS VII or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

          12. Environmental Conditions. Except as otherwise identified on Schedule C-12A, (a) a "phase I" environmental site assessment meeting ASTM standards and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the related Mortgaged Property, or an update of such an environmental site assessment (which update may have been effected through a transaction screen or a database search), was performed by an independent third-party environmental consultant (licensed to the extent required by applicable state law) with respect to each Mortgaged Property securing a Mortgage Loan on behalf of the originator, the Seller or another holder of such Mortgage Loan in connection with or subsequent to the origination of such Mortgage Loan, (b) the report of each such assessment or update, if any (an "Environmental Report"), is dated no earlier than (or, alternatively, has been updated within) twelve (12) months prior to the Closing Date, (c) a copy of each such Environmental Report has been delivered to the Purchaser or its servicing agent, (d) in cases where the related Mortgaged Property is identified on Schedule C-12B, additional soil and/or ground water testing ("Additional Testing", and any resulting report, also an "Environmental Report") was performed by an independent third-party environmental consultant (licensed to the extent required by applicable state law) with respect to such Mortgaged Property on behalf of the originator, the Seller or another holder of such Mortgage Loan in connection with or subsequent to the origination of such Mortgage Loan and (e) either: (i) no such Environmental Report, if any, reveals that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) one or more parties not related to the related Borrower and collectively having financial resources reasonably estimated to be adequate to cure the violation was identified as the responsible party or parties for such conditions or circumstance, and such conditions or circumstances do not materially impair the Value of the related Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan Documents, maintain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence that would be acceptable to a reasonably prudent commercial mortgage lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an independent third-party environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or (H) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had financial resources reasonably estimated to be adequate to cure the subject violation in all material respects. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, that would require investigation or remediation by the related Borrower under, or otherwise be a material violation of, any applicable environmental law. The Mortgage Loan Documents for each Mortgage Loan require the related Borrower to comply in all material respects with all applicable federal, state and local environmental laws and regulations. To the Seller's knowledge, none of the Mortgage Loans is covered by a secured creditor environmental insurance policy, running to the benefit of the lender. Each Borrower represents and warrants in the related Mortgage Loan Documents that, except as set forth in certain environmental reports and to its actual knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. With respect to each Mortgage Loan, the related Borrower (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by such Borrower in connection with such Mortgage Loan.

          13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, receivership. moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable state or federal law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset, rescission, abatement or diminution, available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

          14. Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in amounts customarily required by prudent commercial lenders for properties of similar types. Except as disclosed on Schedule C-14A, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rental loss insurance policy providing coverage in an amount equal to all effective gross income (or, alternatively, in an amount equal to net operating income plus continuing expenses) for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Each Mortgaged Property located in California or seismic zones 3 and 4 is covered by seismic insurance to the extent such Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in the same area or earthquake zone. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten
(10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Additionally, except as set forth on Schedule C-14B, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $5,000,000, the insurer for all of the required coverages set forth herein satisfies the requirements of the related Mortgage Loan Documents and has a claims paying ability or financial strength rating from S&P or Moody's of not less than A-minus (or the equivalent), or from A.M. Best Company of not less than "A:V" (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan Documents require that the related Borrower or a tenant of such Borrower maintain insurance as described above or permit the related mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent institutional commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan Documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan Documents may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).

          Except as set forth on Schedule C-14B, each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

          15. Taxes and Assessments. There are no delinquent property taxes, water charges, sewer rents or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid (or if any do exist by reason of being in dispute, they are covered by an escrow of funds sufficient to pay such items and other charges). For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

          16. Borrower Bankruptcy. No Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding, and no Mortgaged Property is the subject of any such proceeding in which any affiliate of the related Borrower is a debtor.

          17. Local Law Compliance. Except as detailed on Schedule C-17, to the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the Value of the related Mortgaged Property). In the case of each legal non-conforming use or structure, the related Mortgaged Property may be restored or repaired to the full extent of the use or structure at the time of such casualty or law and ordinance insurance coverage has been obtained in an amount that would be required by prudent commercial mortgage lenders (or, if the related Mortgaged

Property may not be restored or repaired to the full extent of the use or structure at the time of such casualty and law and ordinance insurance coverage has not been obtained in an amount that would be required by prudent commercial mortgage lenders, such fact does not materially and adversely affect the Value of the related Mortgaged Property).

          18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

               (a) such Ground Lease or a memorandum thereof has been or will be duly recorded as of the Closing Date; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File; and if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

               (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

               (c) the Borrower's interest in such Ground Lease is assignable to, is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

               (d) such Ground Lease is in full force and effect, and, to the Seller's knowledge, no material default has occurred under such Ground Lease;

               (e) such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan; and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

               (f) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease through legal proceedings) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

               (g) such Ground Lease either (i) has an original term which extends not less than twenty (20) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than twenty (20) years beyond the Stated Maturity Date of such Mortgage Loan;

               (h) such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

               (i) under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds (other than de minimis amounts for minor casualties) with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

               (j) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

               (k) such Ground Lease provides that it may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

          19. Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

          20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease or by the property manager), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

          21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Borrower under any Mortgage Loan. None of the Mortgage Loans was originated for the primary purpose of financing incomplete improvements on the related Mortgaged Property.

          22. Legal Proceedings. Except as detailed on Schedule C-22, to the Seller's knowledge, there are no pending actions, suits, proceedings or governmental investigations by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan. The Seller has not intentionally violated any provision of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or any other law of any jurisdiction, applicable to it or the Mortgage Loans insofar as such laws require Seller to make investigations, reports or take other actions with respect to the related Borrowers.

          23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including any applicable Rating Agency fees, or would permit the related mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

          24. No Mechanics' Liens. To the Seller's knowledge: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related

Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

          25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

          26. Licenses and Permits. As of the date of origination of each Mortgage Loan, which knowledge is based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership, occupancy and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

          27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

          28. Releases of Mortgaged Properties. Except as described on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities" within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements which would be acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender or (ii) the payment of a release price equal to at least 125% of the loan amount allocated to such Mortgaged Property in connection therewith; and provided, further, that certain Cross-Collateralized Groups of Mortgage Loans or individual Mortgage Loans secured by multiple parcels may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted by the related Mortgage Loan Documents, will constitute a significant modification of the related Mortgage Loan under Treasury regulation section 1.860G-2(b)(2).

          29. Defeasance. Except as otherwise specified on Schedule C-29, each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treasury regulation section 1.860G-2(a)(8)(i). To the Seller's knowledge, defeasance under each such Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

          30. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan Documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee, including Rating Agency fees.

          31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

          32. Inspection. The Seller or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months preceding the Closing Date.

          33. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage, Assignment of Leases or other related loan documents for any Mortgage Loan (other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C. For purposes of this Paragraph 33, the Seller shall be deemed to have such knowledge as a servicer would be reasonably expected to have as a result of performing normal and customary servicing duties with respect to commercial and multifamily mortgage loans being held for securitization.

          34. Due-on-Sale. Except as described on Schedule C-34, the Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of or permits lender to accelerate the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Borrower, is transferred or sold, other than by reason of family and estate planning transfers (or by devise, descent or operation of law upon the death of a member, partner or shareholder of the related Borrower), transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgage Loans or multi-property Mortgage Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan.

          35. Single Purpose Entity. Except in cases where the related Mortgaged Property is a residential cooperative property, and except as described on Schedule C-35, the Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person, that it conducts its business in its own name, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

          36. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

          37. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

          38. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, (i) the rate at which such ARD Loan accrues interest will increase by at least two (2) percentage points and (ii) the related Borrower is required to enter into a lockbox arrangement on the ARD Loan whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the applicable Master Servicer.

          39. Security Interests. A UCC financing statement has been filed and/or recorded, or submitted for filing and/or recording, in all places necessary to perfect (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property of the related Borrower granted under the related Mortgage. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related

Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

          40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury regulation section 1.860G-1(b)(2).

          41. Commencement of Amortization. Each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

          42. Servicing Rights. Except as otherwise contemplated in this Agreement or the Pooling and Servicing Agreement or as otherwise set forth on Schedule C-2, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

          43. Recourse. Except as otherwise set forth on Schedule C-43, the related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower, or an entity controlled by a principal of such Borrower for damages, liabilities, expenses or claims sustained in connection with the Borrower's (i) fraud, (ii) material (or, alternatively, intentional) misrepresentation, (iii) material, physical waste (or, alternatively, the failure to repair or restore the related Mortgaged Property in accordance with any related Mortgage Loan document, to the extent not covered by insurance proceeds paid on account of damage which is the subject of any such repair or restoration which are made available for such purpose to the Borrower or the holder of the Mortgage Loan) or (iv) misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation proceeds. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

          44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

          45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan is a fee simple and/or leasehold estate interest in real property and the improvements thereon.

          46. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

          47. Operating Statements. In the case of each Mortgage Loan, except as otherwise set forth on Schedule C-47, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan with at least quarterly and annual operating statements and rent rolls (if there is more than one tenant) for the related Mortgaged Property and annual financial statements (or alternatively, a balance sheet and profit and loss statement) of the related Borrower, and with such other information as may be required therein.

          48. Grace Period. With respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than fifteen (15) days from the applicable Due Date (or, in the case of Mortgage Loans identified on Schedule C-48, five (5) days after the date of written notice to the related Borrower of the default).

          49. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of a Mortgage Loan, as of such Mortgage Loan's funding date and at all times when such Mortgage Loan, the holder of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

          50. No Fraud. No fraud with respect to a Mortgage Loan has taken place on the part of the Seller or any affiliated originator in connection with the origination of any Mortgage Loan.

          51. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

          52. Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal, or a letter from the appraiser, states that such appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal

Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

          53. Loans to One Borrower. As of the Closing Date, not more than $153,096,151 of the Mortgage Loans have the same Borrower or, to the Seller's knowledge, have Mortgagors that are affiliates of each other.

                                   SCHEDULE C


SCHEDULE  C-2 (Ownership of Mortgage Loans)

A third party is entitled to receive a correspondent servicing fee with respect to Mortgage Loan No. 10016173/Walgreen's.

SCHEDULE C-10 (Mortgage Provisions)

The related Mortgage Loan Documents for Loan No. 10016548/Shurgard contain provisions that require the related Borrower to obtain terrorism insurance only if such coverage is available and commercially reasonable.

The related Mortgage Loan Documents for Loan Nos. 1001684/Jefferson Mall and 10016989/Regency Mall contain provisions that permit the related Borrower to cause its parent to provide a letter of credit together with an agreement, acceptable to the lender, permitting the lender to draw on such letter of credit under circumstances when it would have been able to receive proceeds under a blanket insurance policy providing coverage against acts of terrorism and meeting the requirements of the related mortgage loan documents.

SCHEDULE C-12A (Environmental Conditions)

With respect to Mortgage Loan No. 10017019/Ramco-Coral Creek Shops, the Phase I environmental site assessment found that previous environmental investigations at the site had identified groundwater contamination associated with dry-cleaning solvent releases from a former on-site dry cleaning establishment. In July 1996 the site was accepted into the State of Florida Dry-cleaning Solvent Cleanup Program, the property owner was released form liability for investigative or cleanup costs, and the Florida Department of Environmental Protection assumed responsibility for any cleanup costs resulting from the dry-cleaning solvent releases. Subsequent groundwater samples taken at the site in May 2000 were found to be below regulatory levels. Based on the below regulatory levels of contamination identified at the site and the site's acceptance into the State of Florida Dry-cleaning Solvent Cleanup Program, the consultant did not recommend additional investigations at the site. To help protect against potential third party liabilities, the borrower obtained environmental insurance coverage for the site. The owner's environmental insurance portfolio policy issued by American International Specialty Lines Insurance Company (AIG) has per incident coverage of $10,000,000, an aggregate coverage of $30,000,000, with a per incident deductible of $50,000 and $250,000 aggregate deductible, and a policy term ending November 18, 2008. The policy names the mortgagee as an additional insured.

SCHEDULE C-12B

None.

SCHEDULE C-14A (Insurance)

         The requirement that business interruption insurance be maintained by the related borrower was waived with respect to Mortgage Loan No. 100116173 because the related borrower's lease with its tenant, Walgreen's, requires Walgreen's to continue to pay rent for 12 months following a casualty.

SCHEDULE C-14B (Insurance)

The "all risk" insurance policies for each of the following Mortgage Loans contain exclusions for acts of terrorism: Mortgage Loan No. 10016021/Ashley Park Plaza, Mortgage Loan No. 10016454/Waterford Place Apartments and Mortgage Loan No. 10016458/Annex-Grisby-Gaston.


SCHEDULE C-17 (Local Law Compliance)

The related Mortgaged Property securing each of the following Mortgage Loans constitutes a legal non-conforming use, but law and ordinance coverage has not been obtained: Mortgage Loan No. 10015881/460 W. 34th St. and Mortgage Loan 10016583/Villa Primavera Apartments.


SCHEDULE C-22 (Legal Proceedings)

An appeal of a lawsuit filed against the related Borrower and property manager with respect to Mortgage Loan No. 10016748/Columbia MHP is pending with the State Appellate Court for the Eighth District of Ohio. The lawsuit was filed by tenants of the related Mortgaged Property challenging a rental increase implemented after the related Borrower acquired title to the related Mortgaged Property in July 2001. Judgment in favor of the related Borrower and property manager was entered by the Magistrate on February 8, 2002, which judgment was upheld by the Municipal Court by order entered March 1, 2002, and the residents appeal of this judgment is now pending.

At the closing of the related Mortgage Loan, Seller required a holdback escrow of $6,000,00.00. If the disbursement requirements set forth in the Escrow and Security Agreement (Stabilization) are not satisfied within the 18-month period following the closing of the Mortgage Loan, including achievement of a specified net operating income and the dismissal, final settlement or final order with respect to such lawsuit, such reserve funds shall be applied against the outstanding principal balance of the Mortgage Loan and the appropriate yield maintenance amount must be paid by the related Borrower from sources other than the reserve amount. Additionally, the related Borrower has agreed to implement a cash flow sweep in favor of the holder of the related Mortgage (with such funds to be applied to monthly debt service and funding of escrows, with any remaining balance remitted to the related Borrower) in the event any further legal action is commenced with respect to rental rates at the related Mortgaged Property.

SCHEDULE C-28  (Releases of Mortgaged Properties)

The Mortgage Loan Documents for Mortgage Loan No. 10015165/Hammonton Shopping Center permit the release of a portion of the related Mortgaged Property ("Pad Parcel") from the lien of the related Mortgage upon exercise by the tenant ("Tenant") demising the Pad Parcel of its purchase option ("Option") under its respective lease upon satisfaction of certain standard provisions and either
(i) the related Borrower's deposit with the lender of all proceeds paid by Tenant in connection with the exercise of the Option to be held by Seller as additional collateral for the related Mortgage Loan or (ii) the partial defeasance of the related Mortgage Loan with all proceeds paid by Tenant in connection with the exercise of the Option. Such partial release will not have a material adverse effect on the current principal use of the Mortgaged Property, the Value of the Mortgaged Property or the current ability of the Mortgaged Property to generate income sufficient to service the Mortgage Loan.

SCHEDULE C-29

None.

SCHEDULE C-34 (Due on Sale)

The related Mortgage Loan Documents for Mortgage Loan Nos. 10016984/Jefferson Mall and 10016989/ Regency Mall contain provisions that, without prior written consent of the holder of the related Mortgage, permit the transfer of interests in CBL & Associates Properties, Inc. and CBL & Associates Properties on public or private markets or through a merger or consolidation.

The related Mortgage Loan Documents for Mortgage Loan No. 10015249/Cathedral City Marketplace contain provisions that, without the prior consent of the holder of the related Mortgage (i) permit limited partnership interests in Donahue Schriber Realty Group ("DSRG, LP"), the managing member of the managing member of the related Borrower, and shares of Donahue Schriber Realty Group, Inc. ("DSRG, Inc."), the general partner of the managing member of the managing member of the related Borrower, to be transferred, issued and redeemed, and
(ii) permit DSRG, LP or DSRG, Inc. to convert to a REIT, transfer its interest in the related Borrower to a REIT, or merge with a REIT.

SCHEDULE C-35 (Single Purpose Entity)

The related Borrower on Mortgage Loan 10015881/ 460 West 34th Street and Mortgage Loan 10016548/Shurgard is not a Single Purpose Entity.

SCHEDULE C-43 (Recourse)

The related Mortgage Loan Documents for Mortgage Loan 10017019/Ramco-Coral Creek Shops provide for the liability of the related Borrower for damage to the related Mortgaged Property due to intentional misconduct or gross negligence of the related Borrower, but not specifically for liability due to "waste" at the related Mortgaged Property.

The related Mortgage Loan Documents for Mortgage Loan No. 4161505/Big Creek Apartments do not include a provision providing for recourse against the related Borrower for damages, liabilities, expenses or claims sustained in connection with waste.

The related Mortgage Loan documents for Mortgage Loan Nos. 10016984/Jefferson Mall and 10016989/Regency Mall provide for recourse against the related Borrower for damages, liabilities, expenses or claims sustained in connection with the gross negligence or willful misconduct of Borrower, but do not expressly cover material, physical waste or a failure to repair or restore the Mortgaged Property to the extent not covered by insurance.

SCHEDULE C-47 (Operating Statements)

None of the Mortgage Loans, other than Mortgage Loan Nos. 4161505/Big Creek Apartments, 10016984/Jefferson Mall and 10016989/Regency Mall, require the delivery of an annual financial statement of the related Borrower, but do require the delivery of an annual balance sheet of the related Borrower and also require the related Borrower to deliver additional financial information reasonably required by the lender.

SCHEDULE C-48

None.

                                  EXHIBIT D-1

                      FORM OF CERTIFICATE OF A SECRETARY
                     OR ASSISTANT SECRETARY OF THE SELLER

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-KEY2
           Certificate of Secretary of KeyBank National Association


          I, Steven N. Bulloch, hereby certify that I am a duly appointed Assistant Secretary of KeyBank National Association, a national banking association (the "Bank"), and further certify as follows:

          1. Attached hereto as Attachment A are true, correct and complete copies of the Articles of Association and the By-Laws of the Bank, which are in full force and effect on the date hereof.

          2. Attached hereto as Attachment B are the resolutions of the executive committee of the board of directors of the Bank authorizing and approving the Bank's execution, delivery and performance of (a) the Mortgage Loan Purchase Agreement, dated as of September ___, 2002 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc., as purchaser and the Bank, as seller, and (b) the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"). Such resolutions are in full force and effect on the date hereof and do not conflict with any other resolutions of the board of directors of the Bank, or its executive committee, in effect on the date hereof.

          3. Attached hereto as Attachment C is a certificate of good standing with respect to the Bank issued by the Comptroller of the Currency within 30 days of the date hereof and no event (including, without limitation, any act or omission on the part of the Bank) has occurred since the date thereof that has affected the good standing of the Bank under the laws of the United States of America.

          4. Each person who, as an officer or representative of the Bank, signed the Mortgage Loan Purchase Agreement, the Indemnification Agreement or any other document or certificate delivered by or on behalf of the Bank prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and/or the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.



                                    D-1-1

          Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of September __, 2002.


                                       By:__________________________________
                                       Name:  Steven N. Bulloch
                                       Title:  Assistant Secretary



                                    D-1-2

                                  EXHIBIT D-2

                       FORM OF CERTIFICATE OF THE SELLER

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-KEY
                  Certificate of KeyBank National Association



          In connection with the execution and delivery by KeyBank National Association (the "Bank") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of September 17, 2002, between Salomon Brothers Mortgage Securities VII, Inc., as purchaser, and the Bank, as seller, and the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "Agreements") the undersigned hereby certifies that (i) the representations and warranties of the Bank in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date specifically set forth in such representation and warranty) with the same effect as if made on the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, on such other date specifically set forth in such representation and warranty), and (ii) the Bank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.




          Certified as of the _____ day of September 2002.


                                     KEYBANK NATIONAL ASSOCIATION



                                     By:
                                        --------------------------------------
                                     Name:     Edward J. Burke
                                     Title:    Authorized Official



                                    D-2-1

                                  EXHIBIT D-3A

                      FORM OF OPINION OF IN-HOUSE COUNSEL
                                 TO THE SELLER

Ladies and Gentlemen:

     As Senior Vice President and Associate General Counsel of KeyBank National Association, a national banking association (the "Bank"), I have acted as counsel to the Bank and to its affiliate KeyCorp Real Estate Capital Markets, Inc., dba Key Commercial Mortgage (the "Corporation"), in connection with the negotiation, execution and delivery by the Bank and the Corporation of the agreements listed below.

In that regard, I or attorneys working under my direction have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction as being true copies of all such records of the Bank and the Corporation, all such agreements, certificates and other documents as I have deemed necessary as a basis for the opinions set forth herein, including the following agreements executed in connection with the above referenced securities:

     1. The Mortgage Loan Purchase Agreement between the Bank and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS");

     2. The Pooling and Servicing Agreement among SBMS, as Depositor, the Corporation , as Master Servicer, ARCap Special Servicing, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee; and

     3. The Indemnification Agreement among the Bank, SBMS, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The agreements listed in items 1 through 3 above are collectively referenced herein as the "Agreements."

     In such examination, I or such attorneys working under my direction have assumed the genuineness of all signatures other than those signatures for the Bank and the Corporation, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. I or such attorneys have investigated such questions of law for the purpose of rendering these opinions as I have deemed necessary.

     Based on the foregoing, and subject to the limitations and qualifications set forth below, I am of the opinion that:

     (a) the Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;



                                    D-3A-1

     (b) the Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio;

     (c) the Corporation has the corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

     (d) the Agreements to which it is a party have been duly and validly authorized, executed and delivered by each of the Bank and the Corporation;

     (e) neither the execution and delivery by the Bank of the Agreements it is a party to, nor the consummation by the Bank of the transactions contemplated by such Agreements, nor the performance by the Bank of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Association or by-laws, as amended, of the Bank, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Bank under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Bank, financial or otherwise, or adversely affect the transactions contemplated by, or the Bank's performance of its obligations under, the Agreements to which the Bank is a party, or (iv) the terms of any order, writ, judgment or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Bank or its property;

     (f) neither the execution and delivery by the Corporation of the Agreements it is a party to, nor the consummation by the Corporation of the transactions contemplated by such Agreements, nor the performance by the Corporation of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Incorporation or by-laws, as amended, of the Corporation, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Corporation under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Corporation, financial or otherwise, or adversely affect the transactions contemplated by, or the Corporation's performance of its obligations under, the Agreements to which the Corporation is a party, or (iv) the terms of any order, writ, judgment or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Corporation or its property;

     (g) no consent, approval or authorization of, or filing with, any governmental agency or body is required of either the Bank or the Corporation in connection with its execution, delivery and performance of the Agreements to which it is a party, except such consents, approvals or authorizations as have been obtained or such filings as have been made; and

     (h) to my actual knowledge, after reasonable investigation, there are no actions, proceedings or investigations pending or threatened against the Bank or the Corporation before any court, administrative agency, or tribunal (i) asserting the invalidity of any of the Agreements,



                                    D-3A-2

(ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Agreements, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of any of the Agreements against the Bank or the Corporation, as the case may be, or the ability of the Bank or the Corporation, as the case may be, to perform its obligations thereunder.

     For purposes of this opinion letter, I have assumed that (i) the Agreements have been duly executed and delivered by all parties thereto (other than the Bank and/or the Corporation, as the case may be) and are valid and binding upon and enforceable against such parties (other than the Bank and/or the Corporation, as the case may be), subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and (ii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence.

     The opinions expressed above are limited to Federal law and the laws of the State of Ohio.

     This opinion is rendered solely to the addressees hereof, for their use in connection with the transactions contemplated herein and may not be relied upon for any other purpose or by any other person.

                                      Very truly yours,




                                      Robert C. Bowes
                                      Senior Vice President and
                                      Associate General Counsel



                                    D-3A-3

                                  EXHIBIT D-3B

                               FORM OF OPINION OF
                PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP,
                         SPECIAL COUNSEL TO THE SELLER



     Re: Mortgage Loan Purchase Agreement between KeyBank National Association, as Seller, and Salomon Brothers Mortgage Securities VII, Inc., as Purchaser dated as of September 17, 2002, Series 2002-KEY2 ("MLPA")
                             and
          Pooling and Servicing Agreement among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as Master Servicer, ARCap Special Servicing, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee dated as of September 11, 2002 ("PSA" and collectively with the MLPA, the "Agreements")

Ladies and Gentlemen:

          We have acted as special local counsel to KeyBank National Association ("KeyBank"), as Seller in connection with the execution and delivery of the MLPA.

          We have also acted as special local counsel to KeyCorp Real Estate Capital Markets, Inc. ("KRECM") in connection with the execution and delivery of the PSA.

          In connection with rendering our opinion, we have reviewed the PSA and the MLPA and have made such investigations of law as we have deemed necessary or appropriate to enable us to render this opinion. As to facts material to our opinion we have, when relevant facts were not independently established, relied upon the representations of KeyBank and KRECM in the Agreements.

          In rendering the opinions expressed herein, we have assumed (i) the genuineness of all signatures by each party; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies;
(iv) the conformity in all material respects of the final executed form of the PSA with the version submitted to us in draft form on September 20, 2002 and the final executed form of the MLPA with the version submitted to us in draft form on September 20, 2002; (v) the due formation and valid existence of the parties to the Agreements; and (vi) the due authorization, execution and delivery of the Agreements by the parties thereto, and their power and authority (including the obtaining of all necessary permits, licenses and approvals) to execute and perform the Agreements.

          Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:



                                    D-3B-1

               1. The MLPA constitutes the legal, valid and binding contract and agreement of KeyBank and is enforceable in accordance with its terms.

               2. The PSA constitutes the legal, valid and binding contract and agreement of KRECM and is enforceable against KRECM in accordance with its terms.

          Our opinions concerning the enforceability of the Agreements are subject to the qualification that:

               (a) enforceability may be limited by or subject to (i) state and/or federal bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies; (ii) an implied duty of good faith; and
(iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (b) certain provisions of the Agreements may be unenforceable in whole or in part, although the inclusion of such provisions does not render any of the Agreements invalid as a whole, and the Agreements contain legally adequate provisions for enforcing the other obligations of the parties thereunder and for the practical realization of the principal rights and benefits purported to be afforded thereby, subject to the economic consequences of any judicial, administrative, or other procedural delay in connection with such enforcement and realization.

          In connection with servicing by KRECM of mortgages on residential property located in New York State, we point out that Section 6-k of the New York Banking Law imposes certain obligations on mortgagees with respect to casualty insurance escrow accounts, and Section 254 of the New York Real Property Law imposes certain restrictions on the right of the mortgagee to retain casualty insurance proceeds.

          We express no opinion as to the applicability to, or effect on, the transactions contemplated by either of the Agreements of any federal or state securities law, or the statutes, rules or regulations of any county, municipality or political subdivision.

          We are qualified to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State of New York, and, subject to the preceding paragraph, the federal law of the United States. This letter is furnished to you solely for your benefit in connection with the transactions contemplated by the Agreements. This opinion is not to be publicly filed, used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent.

                                                     Very truly yours,



                                    D-3B-2

                                  EXHIBIT D-3C

                            FORM OF LETTER RELATING
                               TO DISCLOSURE FROM
                       POLSINELLI SHALTON & WELTE, P.C.,
                         SPECIAL COUNSEL TO THE SELLER

Re:  Salomon Brothers Mortgage Securities VII, Inc.,
     Commercial Mortgage Pass-Through Certificates, Series 2002-KEY2

Ladies and Gentlemen:

     We have acted as special counsel to KeyBank National Association ("Key") in connection with the sale by Key, and the purchase by Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), of certain multifamily and commercial mortgage loans (the "Mortgage Loans") pursuant to that certain Mortgage Loan Purchase Agreement ("Mortgage Loan Purchase Agreement") dated as of September 17, 2002 between Key as Seller and the Depositor as Purchaser, and further in connection with the preparation and review of certain sections of the Prospectus Supplement dated September 17, 2002 ("Prospectus Supplement") to the Depositor's Prospectus dated September 3, 2002 ("Base Prospectus," and together with the Prospectus Supplement, the "Prospectus") titled "Summary of Prospectus Supplement--Relevant Parties," "Summary of Prospectus Supplement--Relevant Dates and Periods," "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties," "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfarms Mall Mortgage Loan" (collectively, the "Prospectus Supplement--Specified Sections"), and further in connection with the preparation and review of the sections of the Offering Memorandum dated September 17, 2002 (the "Offering Memorandum") titled "Summary--Relevant Parties," "Summary--Relevant Dates and Periods" and "Summary--The Underlying Mortgage Loans and the Mortgaged Real Properties" (the "Offering Memorandum--Specified Sections"). Please be advised that, notwithstanding anything in this letter to the contrary (whether express or implied), the two Mortgage Loans identified on Exhibit A-1 to the Prospectus Supplement as the Regency Mall Mortgage Loan and the Jefferson Mall Mortgage Loan (the "CBL Loans") are excluded from the scope of this opinion. This letter and the opinions expressed herein apply only to the Mortgage Loans other than the CBL Loans (hereinafter, the "Key Loans"). An opinion letter with respect to the CBL Loans will be delivered to you by Cadwalader, Wickersham & Taft, which prepared most or all of the loan documents with respect to the CBL Loans. Capitalized terms not otherwise defined herein are defined as set forth in the Mortgage Loan Purchase Agreement.

     The purpose of our professional engagement was to advise with respect to legal matters and not to determine or verify facts. Many of the determinations involved in the preparation of the Prospectus and the Offering Memorandum were factual. We have not independently verified, do not make any representation as to, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Prospectus or the Offering Memorandum.



                                    D-3C-1

     In connection with the delivery of this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Offering Memorandum, the Mortgage Loan Purchase Agreement, and other such documents and records as we have deemed relevant or necessary as the basis for the views expressed in this letter, solely with respect to the information contained therein relating to the Key Loans. We have obtained such certificates from and made such inquiries of officers and other representatives of Key as we have deemed relevant or necessary as the basis of the views expressed in this letter. We have relied upon and assumed the accuracy of such other documents and records, such certificates and the statements made in response to such inquiries with respect to the factual matters upon which the views expressed in this letter are based.

     We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Mortgage Loan Purchase Agreement and underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed in this letter,
(ii) the legal capacity of natural persons, (iii) the genuineness of all signatures (except for the signatures of officers of Key) and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto and the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, and similar laws relating to or affecting the enforceability of creditors' rights generally, the effect of general equitable principals (in equity or at law), and the availability of equitable remedies, (vi) the compliance with the relevant provisions of the Mortgage Loan Purchase Agreement by the parties thereto, (vii) the conformity to the requirements of the Mortgage Loan Purchase Agreement of the Mortgage Loan Documents delivered to the Depositor by Key, (viii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in the Mortgage Loan Purchase Agreement, and
(ix) the conformity of the text of each document filed with the Securities Exchange Commission through the EDGAR system to the printed documents reviewed by us. In rendering this letter, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     In the course of acting as special counsel to Key we have responded to inquiries from time to time by Key's closing coordinators, reviewed securitization questionnaires, title insurance commitments and surveys and prepared most of the loan documents for a majority of the Key Loans. In connection with the preparation of the Prospectus Supplement--Specified Sections and the Offering Memorandum--Specified Sections, we met in conferences and participated in telephone conversations with officers and employees of Key and counsel, officers and other representatives of the Depositor, Salomon Brothers Realty Corp., Salomon Smith Barney Inc., McDonald Investments Inc., Credit Suisse First Boston Corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, during which conferences and telephone conversations the contents of the Prospectus Supplement--Specified Sections and the Offering Memorandum--Specified Sections were discussed. We have not independently undertaken any procedures that were intended or likely to elicit information concerning the accuracy,



                                    D-3C-2
completeness or fairness of the statements made in the Prospectus or the Offering Memorandum.

     On the basis of the foregoing and subject to the limitations set forth herein, nothing has come to our attention to cause us to believe that either the Prospectus Supplement--Specified Sections or the Offering Memorandum--Specified Sections, as of their respective dates or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to make, and we do not make, any comment in this paragraph with respect to (i) financial statements, financial ratings, tables, schedules, exhibits, annexes or other accounting, financial, numerical, statistical, or portfolio data or other information of that nature contained in or omitted from the Prospectus Supplement--Specified Sections or the Offering Memorandum--Specified Sections, or (ii) information contained in the computer diskette or the CD-ROM accompanying the Prospectus Supplement which we assume, but have not verified, does not vary from, and is not different in any way from, the information contained in the Prospectus Supplement). In that regard, we advise you that, as to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Key and its affiliates. In addition, we call to your attention that, with your knowledge and consent, we have not (except as described above) examined or otherwise reviewed any of the Mortgage Files in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement (the "Transactions"), any particular documents contained in such files (including the Mortgage Loan Documents) or any other documents with respect to the Key Loans.

     We note that investors in the certificates marketed and sold pursuant to the Offering Memorandum (the "Private Certificates") typically conduct due diligence on their own behalf, including review and analysis of the Key Loans and related information to a greater degree than we have done in the course of our representation of Key. Consequently, they have been and/or may be provided information regarding the Key Loans that we have not reviewed, and had we reviewed such information something may have come to our attention that would have lead us to believe that the Offering Memorandum at the date thereof or at the date of this letter contained or contains an untrue statement of material fact or that otherwise would have been material in connection with evaluating an investment in the Private Certificates.

     Whenever a statement herein is qualified by the phrase "come to our attention," it is intended to indicate that, during the course of our representation of Key, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have been actively involved in representing Key in connection with the Transactions or in connection with the origination of any of the Key Loans being sold as part of the Transactions. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Key.

     This letter is solely for the benefit of the addressees and may not be relied upon or used



                                    D-3C-3
by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to the parties involved in the Transactions and their respective counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date of this letter, notwithstanding that such changes may affect the views or beliefs expressed herein.

                                            Very truly yours,

                                            POLSINELLI SHALTON & WELTE, P.C.



                                    D-3C-4

                                  EXHIBIT D-3D

                            FORM OF LETTER RELATING
                               TO DISCLOSURE FROM
                         CADWALADER, WICKERSHAM & TAFT,
                         SPECIAL COUNSEL TO THE SELLER



To each of the Parties on Schedule A

     Re: Salomon Brothers Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002- KEY2


Ladies and Gentlemen:

          This letter is being delivered to you pursuant to (i) Section 6(b)(ii) of the Mortgage Loan Purchase Agreement, dated as of September 17, 2002 (the "Mortgage Loan Purchase Agreement"), between KeyBank National Association (the "Seller") and Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), relating to the sale by the Seller and the purchase by the Depositor of certain commercial mortgage loans described therein, (ii) Section
(6)(b)(ii)of the Underwriting Agreement, dated September 17, 2002 (the "Underwriting Agreement"), among the Depositor, Credit Suisse First Boston Corporation ("CSFBC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFSI"), McDonald Investments, Inc. ("MI") and Salomon Smith Barney Inc. ("SSBI" and, together with CSFBC, MLPFSI and MI, the "Underwriters") relating to the sale by the Depositor and the purchase by the Underwriters of the Depositor's Series 2002-KEY2 Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates") and (iii) the Certificate Purchase Agreement, dated as of September 17, 2002 (the "Certificate Purchase Agreement"), by and between the Depositor, and SSBI, as purchasers (the "Initial Purchasers"), relating to the sale by the Depositor and the purchase by the Initial Purchasers of the Depositor's Series 2002-KEY2 Commercial Mortgage Pass-Through Certificates Class X-1, Class X-2, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class R, Class T and Class Y Certificates (the "Private Certificates" and together with the Offered Certificates, the "Certificates"). The Certificates are being issued pursuant to a Pooling and Servicing Agreement, dated as of September 11, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer, ARCap Special Servicing, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). The Mortgage Loan Purchase Agreement, the Underwriting Agreement, the Certificate Purchase Agreement and the Pooling and Servicing Agreement are collectively referred to herein as the "Agreements". Capitalized terms used herein but not defined herein have the respective meanings given them in the Agreements.

          We have acted as special counsel to the Seller in connection with the aforementioned transaction, and have been asked by the Seller to deliver this letter with respect to the Depositor's Prospectus, dated September 3, 2002 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated September 17, 2002, relating to the Offered Certificates (the "Prospectus Supplement" and together with the Base Prospectus, the




                                    D-3D-1

"Prospectus"), and the Depositor's Offering Memorandum, dated September 17, 2002, relating to the Private Certificates (the "Memorandum"), in each case solely with respect to the information contained therein relating to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to the Prospectus Supplement as the Jefferson Mall and the mortgage loan secured by the mortgaged real property identified on Annex A-1 Prospectus Supplement as the Regency Mall (the "KeyBank Mortgage Loans").

          We assume, for purposes of this letter, the conformity of the text of the Prospectus filed with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed copy of the Prospectus reviewed by us. This letter is also limited to the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Agreements.

          We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus or the Memorandum, and we do not pass upon such information or assume any responsibility therefor. In the course of our representation of the Seller, we have reviewed the Mortgage Files relating to the KeyBank Mortgage Loans, including without limitation, any documents prepared or delivered in connection with the origination, modification or assignment of the Mortgage. In the course of our review of the Prospectus and the Memorandum, we have attended certain conferences and participated in conversations with representatives of the Seller, your representatives and counsel to the Depositor. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to above insofar as such documents relate to the KeyBank Mortgage Loans, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus or the Memorandum which causes us to believe that as of their respective dates or as of the date hereof, the Prospectus or the Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to (a) any information incorporated by reference in the Prospectus or the Memorandum, (b) the adequacy or accuracy of (i) the financial, numerical, statistical or quantitative information included in the Prospectus or the Memorandum or (ii) any information contained in the computer disk accompanying the Prospectus or the Memorandum, or (c) any information in the Prospectus or the Memorandum other than information describing the KeyBank Mortgage Loans (including, without limitation, the terms thereof, the obligors thereunder, and the related mortgaged real properties securing them).

          We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.


                                               Very truly yours,



                                    D-3D-2